Exhibit 99.1

SETTLEMENT AGREEMENT AND

MUTUAL RELEASE

THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE (“Agreement”) is entered as of January 9, 2017, (“Effective Date”) by and between Zantine Greenwood (“Greenwood”) and Greenwood Hall, Inc. (“GHI”). Greenwood and GHI are collectively referred to herein as “Parties,” and individually, a “Party.”

1.0          RECITALS. This Agreement is made regarding the following facts:

1.1           On June 30, 2014, and July 24, 2014, Greenwood and GHI respectively executed a Consulting Agreement between them. Under the terms of that agreement, Greenwood would provide certain enumerated services and forbear from taking certain acts, and GHI would pay Greenwood a monthly sum.

1.2           Thereafter, Greenwood alleged that GHI had breached its obligations under the Consulting Agreement by allegedly failing to pay sums then due. GHI contends that it terminated the Consulting Agreement pursuant to Section 4(c) thereof.

1.3           As alleged by Greenwood, pursuant to the terms of the Consulting Agreement, Greenwood commenced a proceeding in Arbitration. GHI did not appear at the arbitration that was conducted on August 26, 2016, before the arbitrator, Hiro N. Aragaki (“Arbitrator”).

1.4           Following the arbitration, the Arbitrator issued an arbitration award on September 23, 2016 (the “Arbitration Award”). In that award, the Arbitrator awarded to Greenwood and against GHI the sum of $236,250.79 and further suspended Greenwood’s obligations under the Consulting Agreement.

1.5           On October 26, 2016, Greenwood filed a petition to confirm contractual arbitration award in the Los Angeles Superior Court, Case No. BS165962 (“Petition”).

1.6           Hearing on the Petition is presently set for January 19, 2017, in Department 30 of the Los Angeles Superior Court (“Court”).

1.7           GHI has denied and continues to deny that the Petition sets forth any claim or claims for which Greenwood is entitled to relief. GHI further contends that the arbitration provision of the Consulting Agreement is void and unenforceable, that the Arbitrator had no subject matter jurisdiction, and that Arbitration Award must be vacated.

1.8           As of the date of this Agreement, the Parties desire to settle and dispose of, fully and completely, any and all claims, demands, and cause or causes of action heretofore or hereafter arising out of, connected with, or incidental to the dealings, if any, between each of the Parties, including but not limited to those claims set forth in the Petition but excluding the specific matters set forth in Section 5.6 below.

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1.9           NOW, THEREFORE, in consideration of the above-recited facts, which the Parties acknowledge are true and accurate in all material respects, and of all the promises, covenants, and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties hereto agree as follows:

2.0          CONSIDERATION AND DELIVERIES.

2.1           Monetary Consideration. GHI shall cause the total sum of sum of $115,000 (“Settlement Amount”), together with simple non-compounding interest at a rate of 5.5% on the remaining unpaid principal balance of the Settlement Amount, to be payable to “Zantine Greenwood” as provided below. All payments hereunder will be first applied to principal, and then to accrued interest. All payments shall sent to Zantine Greenwood by wire or other bank transfer, personal delivery, or commercially reliable overnight carrier (including, without limitation, FedEx) according to such instructions as shall be separately provided prior to the time of first payment.

2.2           Initial Consideration and Deliveries. In consideration for the execution and performance of this Agreement, the Parties agree to tender, perform, or accept, as applicable, the following in the order prescribed and set forth below:

2.2.1     Greenwood shall sign and deliver to GHI a copy of this Agreement.

2.2.2     GHI shall sign and deliver to Greenwood a copy of this Agreement with signature by a duly authorized officer of the Corporation and not by counsel or other agent.

2.2.3     Greenwood shall request—and take all necessary steps to obtain—vacation of the Arbitration Award.

2.2.4     GHI shall, within three (3) business days of vacation of the Arbitration Award, deliver to Greenwood a check in the amount of $10,000 (the “Initial Payment”).

2.3           Subsequent Consideration and Deliveries.

2.3.1     Each calendar month after the Initial Payment, GHI shall pay to Greenwood the sum of $10,000 until GHI has paid to Greenwood the Settlement Amount plus any applicable interest. The Parties anticipate that the final installment payment will be less than $10,000. If the Initial Payment is made on any day between the first and fifteenth of the calendar month, each subsequent payment shall be due on the fifteenth of the calendar month or, if that day falls on a weekend or holiday, the first business day thereafter; otherwise, each subsequent payment shall be due on the last day of the calendar month or, if that day falls on a weekend or holiday, the next business day immediately following.

2.3.2     No fewer than ten (10) days prior to GHI’s final payment to Greenwood under this Agreement, GHI shall make a request to Greenwood to provide a statement of the final amount payable. Greenwood shall respond to the request within five days of its receipt. The failure to respond shall not relieve GHI of its obligation to make the payment when due based on its best, good-faith estimate of the amount due. GHI shall remain obligated for any shortfall; Greenwood shall be obligated to repay any excess amount.

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3.0          BREACH BY GHI.

3.1           Notice and Cure Period. Upon GHI’s failure to make any payment when due, GHI shall be in default of its obligations under this Agreement. Upon Greenwood’s notice to GHI of its default, GHI shall have ten (10) days to tender by cashier’s check or other certified funds payment of the amount then due.

3.2           Amount Due Upon Default. In the event that GHI fails to make the payments set forth in Section 2.0 above, subject to the notice and cure period set forth in Section 3.1, GHI shall be obligated to pay to Greenwood the entire Settlement Amount, less credit for any payments made by GHI under this Agreement, increased by any interest (as specified in Section 2.1 above) then accumulated. Greenwood may move the court, pursuant to Code of Civil Procedure 664.6, for such orders as are necessary to enforce the provisions of this Agreement. Any amount awarded by the Court and payable, whether or not reduced to judgment, shall bear post-judgment interest at the maximum rate allowed under California law.

3.3           No Waiver. Any failure on the part of Greenwood to provide notice to GHI shall not excuse any breach by GHI nor waive any right to enforce the provisions of this Agreement.

4.0          RETENTION OF COURT JURSDICTION PURSUANT TO CCP §664.6

4.1            Greenwood and GHI shall cause to be filed with the Court a notice of settlement and request that the Court vacate the Arbitration Award and retain jurisdiction over the parties to enforce the settlement pursuant to Code of Civil Procedure section 664.6 until full performance under this Agreement.

5.0          GENERAL RELEASES. In consideration of the mutual general releases contained herein, and for other good and valuable consideration, the receipt of which is acknowledged by each Party hereto, the Parties promise, agree, and generally release as follows:

5.1           Except as to such rights or claims as may be created by this Agreement and except as provided in Section 5.6 herein, Greenwood, as well as his past and present beneficiaries, spouses, lineal descendants, heirs, successors, assigns, attorneys, estate, executors, administrators, and any persons or entities controlled or represented by any or all of them, hereby releases and forever discharges GHI, and each of its current and previous subsidiaries, parent entities, affiliates, agents, employees, partners, officers, directors, owners, attorneys, insurers, representatives, and each of their heirs, executors, administrators, trusts, trustees, spouses, relatives, principals, predecessors, successors and assigns, and each of them alone and/or collectively (“GHI Releasees”) from any and all claims, demands, liabilities, and cause or causes of action heretofore or hereafter arising out of, connected with, or incidental to the dealings between Greenwood on the one hand, and each and all of the GHI Releasees on the other, including without limitation all claims, demands, and cause or causes of action that were raised or could have been raised in any action and all claims, demands, liabilities, and causes of action arising out of or related to the relationships between the Parties, including but not limited to those matters set forth in the Arbitration Award.

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5.2           Except as to such rights or claims as may be created by this Agreement and except as provided in Section 5.6 herein, GHI hereby releases and forever discharges Greenwood, including as well as his past and present beneficiaries, spouses, lineal descendants, heirs, assigns, and any entities controlled by any or all of them from any and all claims, demands, liabilities, and cause or causes of action heretofore or hereafter arising out of, connected with, or incidental to the dealings between Greenwood on the one hand and GHI on the other, including without limitation all claims, demands, and cause or causes of action that were raised or could have been raised in any action and all claims, demands, liabilities and causes of action arising out of or related to the relationships between the Parties, including but not limited to those matters set forth in the Arbitration Award.

5.3           It is the intention of the Parties hereto that the foregoing release shall be effective as to a bar to all actions, fees, damages, losses, claims, liabilities, and demands of whatsoever character, nature and kind, known or unknown, suspected or unsuspected, herein-above specified to be so barred. In furtherance of this intention, the Parties hereto expressly waive any and all rights and benefits conferred upon them by the provisions of Section 1542 of the California Civil Code, which are as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

5.4           The Parties acknowledge that the foregoing waiver of the provisions of Section 1542 of the California Civil Code was separately bargained for. The Parties expressly consent that this Agreement shall be given full force and effect in accordance with each and all of its express terms and provisions, including those terms and provisions relating to unknown and unsuspected claims, demands, and causes of action, if any, to the same effect as those terms and provisions relating to any other claims, demands, and causes of action hereinabove specified.

5.5           Each Party hereto further waives the benefit of any and all statutes, rules, and doctrines of law, of any jurisdiction whatsoever, of like effect.

5.6           Specific Exclusions from Release. In addition to the obligations created by this Agreement, the Parties specifically exclude from the foregoing releases, the following matters between them:

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5.6.1 Those certain claims between the Parties relating to amounts alleged to be owed on GHI credit cards charged by Greenwood, including claims by GHI as to amounts owed by Greenwood and any defenses to the same.

5.6.2 Any claims and/or matters regarding certain real estate in Arizona jointly owned or otherwise held by John Hall and Zantine Greenwood, located at 17864 West Hearn Rd, Surprise, AZ 85388.

6.0           FURTHER REPRESENTATIONS AND WARRANTIES. Each of the Parties to this Agreement represents and warrants to, and agrees with, each other hereto, as follows:

6.1           Each Party has received independent legal advice from his/its attorneys regarding the advisability of making the settlement provided for herein and the advisability of executing this Agreement.

6.2           No Party (and no officer, agent, employee, representative, or attorney of or for any Party) has made any statement or representation to any other Party regarding any fact relied upon in entering into this Agreement, and each Party does not rely upon any statement, representation, or promise of any other party (or of any officer, agent, employee, representative, or attorney for any other Party) in executing this Agreement, or in making the settlement provided for herein, except as expressly stated in this Agreement.

6.3           Each Party to this Agreement has made such investigation of the facts pertaining to this settlement and this Agreement, and of all the matters pertaining thereto, as it deems necessary.

6.4           Except for representations as set forth in this Agreement, in entering into this Agreement and the settlement provided for herein, each Party assumes the risk of any misrepresentation, concealment, or mistake. If any Party should subsequently discover that any fact relied upon by him/it in entering into this Agreement was untrue, or that any fact was concealed from him/it, or that his/its understanding of the facts or of the law was incorrect, such Party shall not be entitled to any relief in connection therewith, including, without limitation on the generality of the foregoing, any alleged right or claim to set aside or rescind this Agreement. This Agreement is intended to be and is final and binding between the Parties hereto, regardless of any claims of misrepresentation, promise made without the intention to performing, concealment of fact, mistake of fact or law, or of any other circumstance whatsoever.

6.5           Each term of this Agreement is contractual and not merely a recital.

6.6           Each Party is aware that he/it may hereafter discover claims or facts in addition to or different from those he/it now knows or believes to be true with respect to the matters settled pursuant to the terms herein. Nevertheless, it is the intention of the Parties to fully, finally and forever to settle and release all such matters, and all claims relative thereto, which do not exist, may exist, or heretofore have existed between them. In furtherance of such intention, the releases given herein shall be and remain in effect as full and complete mutual releases of all such matters, notwithstanding the discovery or existence of any additional or different claims or facts relative thereto.

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7.0          FURTHER ASSURANCES. Each Party shall execute such other documents as are reasonably necessary to carry out the intents and purposes of this Agreement.

8.0          NO ASSIGNMENT. The Parties to this Agreement hereby warrant and represent that the each of them has not heretofore assigned, transferred, encumbered, mortgaged, hypothecated, or granted, or purported to assign, transfer, encumber, mortgage, hypothecate, or grant, to any person whomsoever or entity whatsoever, any matter, including claims, released or covered by this Agreement or any part or portion thereof. Further, each Party hereto agrees to indemnify and hold harmless the other Party hereto from any claims resulting from any person or entity asserting any such claim pursuant to any such assignment or transfer by the indemnifying Party.

9.0          BINDING ON SUCCESSORS. This Agreement is binding and shall inure to the benefit of the Parties hereto and to their respective successors, assigns, and representatives.

10.0        GOVERNING LAWS. Irrespective of the actual place of execution by any of the Parties of this Agreement, this Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereto shall be construed and enforced in accordance with, and governed by, the laws of the State of California. This Agreement shall in all respects be interpreted, enforced, and governed by the laws of the State of California.

11.0        LITIGATION.

11.1         Except as necessary to enforce the terms of this Agreement, the Parties to this Agreement agree forever to refrain and forebear from commencing, instituting, maintaining, or prosecuting any lawsuit or other proceeding against the other Party relating in any way to any claim released or discharged hereunder.

11.2         The Parties hereto specifically acknowledge and agree that this Agreement may be pleaded as a full and complete defense to, and may be used as a basis for, an injunction against any action, suit, or other proceeding that may be instituted, prosecuted, maintained or attempted by any Party hereto or on his or its behalf or on behalf of him or its legal representatives, heirs and agents, in breach of this Agreement.

11.3         Forum and Venue.

11.3.1     In the event that this Agreement must be enforced by resort to an action in a court of law, the Parties hereby agree that said action shall be tried only by a court of competent jurisdiction, whether state or federal, located in the State of California and in the County of Los Angeles, and shall not be filed, transferred, or removed to any court or judicial district, whether state or federal, located in any other state or country. The Parties expressly relinquish any other jurisdiction that would correspond to them.

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11.3.2     No person or entity may be joined in any action brought under Section 11.0 whose joinder would permit or require the transfer of the action to a court of competent jurisdiction, whether state or federal, other than that located in the State of California and the County of Los Angeles except upon express and written acceptance of and Agreement to be bound by all of the provisions of Section 11.0 by that person or entity.

11.3.3     The Parties acknowledge that the provisions of this section are material consideration for their entry into this Agreement, in that the Parties will avoid the potential cost, expense, and inconvenience of litigating in a distant forum.

11.4     Consent to Personal Jurisdiction. In the event that this Agreement must be enforced by resort to an action in a court of law, the Parties hereby agree to submit to the jurisdiction of a court of competent jurisdiction located in the State of California and in the County of Los Angeles and to permit notice to be served as required by applicable law.

11.5     Choice and Conflict of Law. In the event that this Agreement must be enforced by resort to an action in a court of law, said action shall be governed by the substantive law of the State of California and with respect to California’s choice of law and conflict of law provisions.

11.6     Attorneys’ Fees and Costs. In the event of any litigation involving the provisions of this Agreement, the prevailing Party in such action or dispute by final judgment, shall be entitled to have and recovery of and from the other Party all costs and expenses of suit or claim, including reasonable attorneys’ fees. Any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit or claim, including reasonable attorneys’ fees (collectively, the “Costs”) incurred in enforcing, perfecting, and executing such judgment. For the purposes of this section, Costs shall include, without implied limitation, attorneys’ and experts’ fees, costs, and expenses incurred in the following: (i) post judgment motions and appeals; (ii) contempt proceedings; (iii) garnishment, levy and debtor and third party examination; (iv) discovery; and (v) bankruptcy litigation. This section shall survive any termination of this Agreement.

11.7     Survival and Retention of Jurisdiction. The representations, warranties, promises, and agreements contained in this Agreement shall survive its execution and the dismissal of the Petition. Pursuant to Code of Civil Procedure section 664.6, each of the parties hereto expressly requests hereby, and agrees to, the retention and continuing jurisdiction of the court in which the Petition is pending to enforce all of the provisions of this Agreement.

12.0         DISCLAIMER. All of the Parties hereto agree that the tender of consideration hereunder and the execution of this Agreement are part of a compromise to settlement, and shall at no time or for any purpose constitute or be construed as an admission of any liability by any Party to any other Party.

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13.0        DRAFTING CONVENTIONS AND INTERPRETATION. The section or paragraph headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. Any use herein of the phrase “and/or” shall be deemed to mean both “and” and “or.” Any use herein of the phrase “including” shall be deemed to mean “including, without limitation.” The masculine gender used herein shall be deemed to include the feminine and neuter genders, and vice versa, and the singular or plural shall be deemed to include the plural or singular, as the case may be, when required by context. All terms defined herein shall be deemed to include the past tense of such terms.

14.0        NO INTERPRETATION AGAINST DRAFTER. Each of the Parties has been represented by counsel in connection with the negotiation and drafting of this Agreement. The PARTIES have each been involved in the preparation of this Agreement. Therefore, there is no presumption that this Agreement shall be interpreted against the drafter.

15.0        DATE FOR PERFORMANCE. In the event that the date for performance of any covenant or obligation hereunder shall fall on a Saturday, Sunday or other day that is an official holiday, the date for performance thereof shall be extended to the next business day.

16.0        EXTENSION OF TIME FOR PERFORMANCE. Whenever a period of time is designated within which a Party hereto is required to do or complete any act, matter or thing, the time for the doing or completion thereof shall be extended by a period of time equal to the number of days during which such Party is actually prevented from, or is unreasonably interfered with, the doing or completion of such act, matter, or thing because of causes beyond the reasonable control of the Party to be excused, including war, insurrection, riots, floods, earthquakes, fires, casualties, acts of G-d, or similar grounds for excused performance that are not within the reasonable control of the Parties to be excused (financial inability excepted).

17.0        SEVERABILITY. In case any one or more of the other provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and the remainder of the provisions of this Agreement shall continue in full force and effect without impairment.

18.0        WAIVER. Any term, condition, or provision of this Agreement that is exclusively for the benefit of one Party may unilaterally be waived by the benefited Party. Except where expressly provided herein that silence or failure to respond is to be deemed an approval, election, waiver, or consent, no waiver of any term, condition, or provision of this Agreement shall be effective unless in writing. The waiver by either Party of a breach of any provision of this Agreement shall not be deemed a waiver of any subsequent breach whether of the same or another provision of this Agreement.

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19.0        NOTICES. Except as otherwise provided in this Agreement, any notice, demand, or other communication required or permitted by this Agreement shall be in writing and shall be given by (a) personal delivery (including by a courier or express service, including, without limitation, reliable commercially reliable overnight delivery carrier such as FedEx); or (b) mailed by First Class United States mail, postage prepaid, with a copy by email, to the following addresses, or such other addresses as may be from time to time specified by notice given in accordance with this paragraph.

If to Greenwood, addressed to:

Stephen Abraham, Esq.

1592 Pegasus Street

Newport Beach, CA 92660

Telephone: (949) 878-8608

E-mail: stephen@abraham-lawoffices.com

If to GHI, addressed to:

John Hall

Greenwood Hall, Inc.

12424 Wilshire Blvd

Suite 1030

Los Angeles, CA 90024

With a copy to:

Mark E. Terman, Esq.

Alan Lanis, Jr., Esq.

Drinker Biddle & Reath LLP

1800 Century Park East, Ste. 1500

Los Angeles, CA 90067

Telephone: (310) 203-4051

E-mail: Mark.Terman@dbr.com

20.0        WARRANTY OF AUTHORITY. Each of the parties hereto represents and warrants that he and it has the full power and authority to enter into this agreement and to make the representations herein.

21.0        ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the Parties, and supersedes and replaces all prior negotiations, proposed agreement and agreements, whether written or oral, express or implied, of any type whatsoever. Each of the Parties hereto acknowledges that neither any other Party hereto nor any agent or attorney or any other Party whomsoever has made any promise, representation or warranty whatever, express or implied, not contained herein concerning the subject matter hereof to induce him/it to execute this Agreement, and acknowledges and warrants that this Agreement is not being executed by such Party in reliance on any promise, representation, or warranty not contained herein.

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22.0        COUNTERPARTS. This Agreement may be executed in two or more counterparts; each counterpart shall be deemed an original instrument as against the Party who signed it.

23.0        EXHIBITS. Unless otherwise expressly provided, all Exhibits referred to in this Agreement are the exhibits attached hereto. All such exhibits attached hereto are incorporated in this Agreement by reference thereto as if set forth in this Agreement in their entirety.

24.0        AMENDMENT TO THIS AGREEMENT. No Party shall have the right to unilaterally terminate, modify, or abridge any of their respective rights or obligations under this Agreement. Any amendment to this Agreement must be in writing executed by all Parties hereto.

25.0        SIGNATURES. All signatures herein may be facsimile signatures (including, without limitation, .pdf image) and shall have the same force and effect as though they were original signatures.

IN WITNESS WHEREOF, the Parties hereto have each caused this Agreement to be executed as of the Effective Date.

GREENWOOD HALL, INC.

/s/ Zantine Greenwood
ZANTINE GREENWOOD
	By:	/s/ John Hall
John Hall, President/CEO

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